Exhibit 99

NEWS RELEASE
Contact:	William J. Small Chairman, President and CEO (419) 782-5014 bsmall@first-fed.com

For Immediate Release

FIRST DEFIANCE ANNOUNCES 2010

FIRST QUARTER EARNINGS

•	Net Income of $1.5 million or $.12 per common share for 2010 first quarter

•	Provision for Loan Losses of $6.9 million reflects improvement over fourth quarter of 2009

•	Net Interest Income increased by $1.0 million or 6.5% over 2009 first quarter

•	Net Interest Margin of 3.85%, up from 2009 first quarter

•	Other-Than-Temporary Impairment of $70,000 recognized on certain investment securities

DEFIANCE, OHIO (April 19, 2010) – First Defiance Financial Corp. (NASDAQ: FDEF) today announced that net income for its first quarter ended March 31, 2010 totaled $1.5 million, or $0.12 per diluted common share, compared to $3.4 million or $0.36 per diluted common share for the quarter ended March 31, 2009.

“Additional provision expense, primarily related to a few larger credits, pulled down our first quarter earnings,” said William J. Small, Chairman, President and Chief Executive Officer of First Defiance Financial Corp. “Our core banking operation continues to perform as expected and we are further encouraged by some national and local economic indicators that are showing signs of stabilization. However, we felt it was prudent to provide the additional reserves based on the information available to us.”

Credit Quality

The first quarter results include expense for provision for loan losses of $6.9 million, compared with $2.7 million for the same period in 2009 and $8.5 million in the fourth quarter of 2009.

Non-performing loans totaled $40.6 million at March 31, 2010, a decrease from $47.9 million at December 31, 2009 and up from $36.7 million at March 31, 2009. The March 31, 2010 balance included $33.6 million of loans that are on non-accrual and another $7.0 million of loans considered non-performing because of changes in terms granted to borrowers, although the loans are still accruing interest. In addition, First Defiance had $12.8 million of Real Estate Owned at March 31, 2010 and $7.8 million at March 31, 2009. For the first quarter of 2010, First Defiance recorded net charge-offs of $4.5 million, which represented 1.14% of average loans outstanding (annualized) for the quarter.

“The economic challenges of the country and our market area are reflected in our quarterly results,” said Mr. Small. “We recorded a provision for loan losses of $6.9 million in the first quarter. However, we did have a decrease in non-performing loans and I believe we are getting closer to seeing a change in the pattern of declining collateral values. We have worked diligently to identify and address stressed and underperforming credits and proactively work to identify all potential problems and mitigate our losses as much as possible.”

Net Interest Margin up from 2009 First Quarter

Net interest income increased to $17.1 million for the first quarter of 2010, a 6.5% increase from the 2009 first quarter. Net interest margin was 3.85% for the 2010 first quarter compared to 3.82% in the fourth quarter of 2009 and 3.71% in the first quarter of 2009. Yield on interest earning assets declined in the 2010 first quarter by 38 basis points, to 5.39% from 5.77%, while the cost of interest-bearing liabilities and non-interest-bearing demand deposits decreased by 53 basis points, to 1.59% from 2.12%.

“We have been able to react to the market environment and stress disciplined pricing,” commented Mr. Small. “However, while the overall margin was even with last quarter, I believe we will encounter ongoing challenges in the current low rate environment.”

Investment Portfolio

The Other-Than-Temporary Impairment (OTTI) charge recognized by First Defiance in the first quarter of 2010 totaled $70,000, compared with $672,000 in the first quarter of 2009. The 2010 OTTI charge related to two Trust Preferred Collateralized Debt Obligations (CDOs) investments with a remaining book value of $1.1 million and a market value of $277,000.

First Defiance has other Trust Preferred CDO investments with a book value of $2.7 million and market values of $1.3 million at March 31, 2010. Two of these investments with a book value of $2.0 million and a market value of $1.0 million continue to pay principal and interest payments in accordance with the contractual terms of the securities. Management has not deemed the impairment in value of these two CDO investments to be Other-Than-Temporary and therefore has not recognized the reduction in value of those investments in earnings. The third investment with a book value of $751,000 and a market value of $295,000 has been written down with OTTI charge in prior periods however the first quarter of 2010 analysis did not result in additional OTTI for this investment.

Non-Interest Income

First Defiance’s non-interest income for the 2010 first quarter remained relatively flat at $6.8 million compared with $6.8 million in the first quarter of 2009. Service fees and other charges were $3.2 million in the first quarter of 2010, compared with $3.1 million in the first quarter of 2009. Mortgage banking declined to $1.8 million in the first quarter of 2010 from $2.7 million in the first quarter of 2009. Gains from the sale of mortgage loans decreased in the first quarter of 2010 to $1.2 million from $2.8 million in the first quarter of 2009. Also, mortgage loan servicing revenue increased to $748,000 in the 2010 first quarter from $689,000 in the first quarter of 2009. The decreases in gains were partially offset by expense decreases of $531,000 for the amortization of mortgage servicing rights.

The company had a positive change in the valuation adjustment in mortgage servicing assets of $321,000 in the first quarter of 2010 compared with $169,000 in the first quarter of 2009. The MSR positive valuation adjustment is a reflection of the increase in the fair value of certain sectors of the Company’s portfolio of mortgage servicing rights for these periods. The interest rate environment that gives rise to increased mortgage origination activity also typically causes increases in MSR amortization and impairment, creating a natural hedge in the mortgage banking line of business.

“We are pleased with the stability of our fee income stream in light of the many competitive and regulatory challenges,” continued Mr. Small. “We did not have the high volume of mortgage refinances in the first quarter of 2010 that we had in 2009, due to the low mortgage interest rate environment at that time. However, we were able to offset most of the reduction in gain on mortgage sale revenue. Our retail network is focused on providing quality customer service and we remain a leading originator of mortgages in our market.”

Income from the sale of insurance products decreased to $1.1 million for the 2010 first quarter, from $1.5 million in the same period of 2009. First Defiance’s insurance subsidiary, First Insurance and Investments, typically recognizes contingent revenues during the first quarter. These revenues are bonuses paid by insurance carriers when the Company achieves certain loss ratios or growth targets. In 2010, First Insurance earned $91,000 of contingent income, compared to $431,000 recorded during the first quarter of 2009.

Non-Interest Expenses

Total non-interest expense for First Defiance decreased to $14.8 million for the quarter ended March 31, 2010, from the $15.0 million of non-interest expense for the quarter ended March 31, 2009. Compensation and benefits decreased by $908,000 or 12% compared to the 2009 first quarter. FDIC insurance expense increased to $1.0 million in the first quarter of 2010 from $567,000 in the same period of 2009, primarily as a result of the FDIC rate increases and 2009 special assessments. Occupancy expense decreased $289,000 or 14% compared to the 2009 first quarter. Other non-interest expense increased to $3.3 million in the first quarter of 2010 from $3.0 million in the first quarter of 2009, primarily due to increases in credit and collection expenses.

Total Assets at $2.06 Billion

Total assets at March 31, 2010 were $2.06 billion, compared to $2.01 billion at March 31, 2009. Net loans receivable (excluding loans held for sale) were $1.54 billion at March 31, 2010 compared to $1.56 billion at March 31, 2009. Total Cash and Cash equivalents were $154.7 million at March 31, 2010 compared with $111.6 million at March 31, 2009, an increase of $43.1 million. Total deposits at March 31, 2010 were $1.60 billion compared to $1.54 billion at March 31, 2009, an increase of $59.3 million. Non-interest bearing deposits at March 31, 2010 were $187.2 million compared to $163.9 million at March 31, 2009. Total stockholders’ equity was $235.7 million at March 31, 2010 compared to $230.6 million at March 31, 2009. Also at March 31, 2010, goodwill and other intangible assets totaled $63.0 million compared to $64.5 million at March 31, 2009.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EDT) on Tuesday, April 20, 2010 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-800-860-2442.

A live webcast may be accessed at http://www.talkpoint.com/viewer/starthere.asp?Pres=129947.

The audio replay of the Internet Web cast will be available at www.fdef.com until Wednesday, April 28, 2010 at 9:00 a.m.

Annual Meeting of Shareholders

First Defiance Financial Corp. will host its Annual Meeting of Shareholders at 2:00 p.m. on Tuesday, April 20, 2010 at the First Federal Bank operations center at 25600 Elliott Road in Defiance. Following the meeting, the audio replay, slide presentation and transcript will be available at the Company’s Web site at www.fdef.com.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance & Investments. First Federal operates 33 full service branches and 45 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance & Investments specializes in property and casualty and group health and life insurance, with offices in Defiance and Bowling Green, Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell OREO properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. One or more of these factors have affected or could in the future affect the Company’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Consolidated Balance Sheets

First Defiance Financial Corp.

(in thousands)	(Unaudited) March 31, 2010	December 31, 2009	March 31, 2009

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$28,678	$29,613	$27,523
Interest-bearing deposits	125,980	91,503	84,050

	154,658	121,116	111,573
Securities
Available-for sale, carried at fair value	146,448	137,458	122,633
Held-to-maturity, carried at amortized cost	1,887	1,920	853

	148,335	139,378	123,486

Loans	1,576,602	1,617,122	1,585,897
Allowance for loan losses	(38,980)	(36,547)	(25,694)

Loans, net	1,537,622	1,580,575	1,560,203
Loans held for sale	12,357	10,346	23,588
Mortgage servicing rights	9,283	8,958	6,957
Accrued interest receivable	7,405	6,851	8,004
Federal Home Loan Bank stock	21,376	21,376	21,376
Bank Owned Life Insurance	30,555	30,804	28,806
Office properties and equipment	42,830	43,597	47,360
Real estate and other assets held for sale	12,768	13,527	7,839
Goodwill	56,585	56,585	56,585
Core deposit and other intangibles	6,450	6,888	7,953
Deferred taxes	3,525	3,289	910
Other assets	15,026	14,233	6,022

Total Assets	$2,058,775	$2,057,523	$2,010,662

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$187,231	$189,132	$163,855
Interest-bearing deposits	1,412,353	1,391,094	1,376,380

Total deposits	1,599,584	1,580,226	1,540,235
Advances from Federal Home Loan Bank	126,917	146,927	146,957
Notes payable and other interest-bearing liabilities	44,883	48,398	38,884
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	397	665	474
Other liabilities	15,256	11,138	17,421

Total liabilities	1,823,120	1,823,437	1,780,054
Stockholders’ Equity
Preferred stock, net of discount	36,334	36,293	36,172
Common stock, net	127	127	127
Common stock warrant	878	878	878
Additional paid-in-capital	140,725	140,677	140,510
Accumulated other comprehensive income (loss)	316	(158)	(2,084)
Retained earnings	129,906	128,900	127,643
Treasury stock, at cost	(72,631)	(72,631)	(72,638)

Total stockholders’ equity	235,655	234,086	230,608

Total liabilities and stockholders’ equity	$2,058,775	$2,057,523	$2,010,662

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended March 31,
(in thousands, except per share amounts)	2010	2009
Interest Income:
Loans	$22,397	$23,377
Investment securities	1,452	1,492
Interest-bearing deposits	61	14
FHLB stock dividends	219	239

Total interest income	24,129	25,122
Interest Expense:
Deposits	5,398	7,183
FHLB advances and other	1,218	1,319
Subordinated debentures	323	426
Notes Payable	105	157

Total interest expense	7,044	9,085

Net interest income	17,085	16,037
Provision for loan losses	6,889	2,746

Net interest income after provision for loan losses	10,196	13,291
Non-interest Income:
Service fees and other charges	3,158	3,086
Mortgage banking income	1,807	2,714
Gain on sale of non-mortgage loans	37	55
Gain on securities	6	—
Impairment on securities	(70)	(672)
Insurance and investment sales commissions	1,109	1,523
Trust income	122	102
Income from Bank Owned Life Insurance	480	59
Other non-interest income	117	(63)

Total Non-interest Income	6,766	6,804
Non-interest Expense:
Compensation and benefits	6,457	7,365
Occupancy	1,828	2,117
FDIC insurance premium	1,046	567
State franchise tax	563	501
Data processing	1,196	1,054
Amortization of intangibles	437	391
Other non-interest expense	3,305	3,001

Total Non-interest Expense	14,832	14,996

Income before income taxes	2,130	5,099
Income taxes	624	1,691

Net Income	$1,506	$3,408

Dividends Accrued on Preferred Shares	(463)	(463)
Accretion on Preferred Shares	(40)	(38)

Net Income Applicable to Common Shares	$1,003	$2,907

Earnings per common share:
Basic	$0.12	$0.36
Diluted	$0.12	$0.36

Average Shares Outstanding:
Basic	8,117	8,117
Diluted	8,142	8,117

Financial Summary and Comparison First Defiance Financial Corp.
	(Unaudited)
	Three Months Ended
	March 31,
(dollars in thousands, except per share data)	2010	2009	% change
Summary of Operations

Tax-equivalent interest income (1)	24,427	25,379	(3.8)
Interest expense	7,044	9,085	(22.5)
Tax-equivalent net interest income (1)	17,383	16,294	6.7
Provision for loan losses	6,889	2,746	150.9
Tax-equivalent NII after provision for loan loss (1)	10,494	13,548	(22.5)
Gains on Securities	6	—	NM
Impairment losses on securities	(70)	(672)	(89.6)
Non-interest income-excluding securities gains/losses	6,830	7,476	(8.6)
Non-interest expense	14,832	14,996	(1.1)
Income taxes	624	1,691	(63.1)
Net Income	1,506	3,408	(55.8)
Dividends Declared on Preferred Shares	(463)	(463)	—
Accretion on Preferred Shares	(40)	(38)	5.3
Net Income Applicable to Common Shares	1,003	2,907	(65.5)
Tax equivalent adjustment (1)	298	257	16.0

At Period End
Assets	2,058,775	2,010,662	2.4
Earning assets	1,884,650	1,838,397	2.5
Loans	1,576,602	1,585,897	(0.6)
Allowance for loan losses	38,980	25,694	51.7
Deposits	1,599,584	1,540,235	3.9
Stockholders’ equity	235,655	230,608	2.2

Average Balances
Assets	2,048,506	1,984,985	3.2
Earning assets	1,831,867	1,782,019	2.8
Deposits and interest-bearing liabilities	1,798,408	1,736,933	3.5
Loans	1,560,405	1,596,592	(2.3)
Deposits	1,576,140	1,514,059	4.1
Stockholders’ equity	235,492	230,099	2.3
Stockholders’ equity / assets	11.50%	11.59%	(0.8)

Per Common Share Data
Net Income
Basic	$0.12	$0.36	(66.7)
Diluted	0.12	0.36	(66.7)
Dividends	—	0.17	(100.0)
Market Value:
High	$12.33	$8.95	37.8
Low	9.20	3.76	144.7
Close	10.12	6.08	66.4
Book Value	24.45	23.95	2.1
Tangible Book Value	16.68	15.90	4.9
Shares outstanding, end of period (000)	8,117	8,117	—

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.85%	3.71%	4.0
Return on average assets	0.30%	0.70%	(57.3)
Return on average equity	2.59%	6.02%	(56.9)
Efficiency ratio (2)	61.26%	63.09%	(2.9)
Effective tax rate	29.30%	33.16%	(11.7)
Dividend payout ratio (basic)	0.00%	47.22%	(100.0)

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three months ended March 31,
(dollars in thousands)	2010	2009

Gain from sale of mortgage loans	$1,164	$2,813
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	748	689
Amortization of mortgage servicing rights	(426)	(957)
Mortgage servicing rights valuation adjustments	321	169

	643	(99)

Total revenue from sale and servicing of mortgage loans	$1,807	$2,714

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended March 31,
	(dollars in thousands)
	2010			2009
	Average Balance	Interest(1)	Yield Rate(2)	Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$1,560,405	$22,436	5.83%	$1,596,592	$23,405	5.95%
Securities	141,646	1,711	4.96%	119,314	1,721	5.78%
Interest Bearing Deposits	108,440	61	0.23%	44,737	14	0.13%
FHLB stock	21,376	219	4.15%	21,376	239	4.53%

Total interest-earning assets	1,831,867	24,427	5.41%	1,782,019	25,379	5.77%
Non-interest-earning assets	216,639			202,966

Total assets	$2,048,506			$1,984,985

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,391,945	$5,398	1.57%	$1,348,178	$7,183	2.16%
FHLB advances and other	141,759	1,218	3.48%	147,091	1,319	3.64%
Other Borrowings	44,280	105	0.96%	39,532	157	1.61%
Subordinated debentures	36,229	323	3.62%	36,251	426	4.77%

Total interest-bearing liabilities	1,614,213	7,044	1.77%	1,571,052	9,085	2.35%
Non-interest bearing deposits	184,195	—	—	165,881	—	—

Total including non-interest-bearing demand deposits	1,798,408	7,044	1.59%	1,736,933	9,085	2.12%
Other non-interest-bearing liabilities	14,606			17,953

Total liabilities	1,813,014			1,754,886
Stockholders’ equity	235,492			230,099

Total liabilities and stockholders’ equity	$2,048,506			$1,984,985

Net interest income; interest rate spread		$17,383	3.64%		$16,294	3.42%

Net interest margin (3)			3.85%			3.71%

Average interest-earning assets to average interest bearing liabilities			113%			113%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2010	4th Qtr 2009	3rd Qtr 2009	2nd Qtr 2009	1st Qtr 2009
Summary of Operations
Tax-equivalent interest income (1)	$24,427	$25,434	$25,796	$25,117	$25,379
Interest expense	7,044	7,614	7,914	8,643	9,085
Tax-equivalent net interest income (1)	17,383	17,820	17,882	16,474	16,294
Provision for loan losses	6,889	8,470	8,051	3,965	2,746
Tax-equivalent NII after provision for loan losses (1)	10,494	9,350	9,831	12,509	13,548
Investment securities gains (losses), including impairment	(64)	(1,394)	(840)	(750)	(672)
Non-interest income (excluding securities gains/losses)	6,830	6,970	6,396	9,109	7,476
Non-interest expense	14,832	14,609	14,786	16,133	14,996
Income taxes	624	(525)	(37)	1,539	1,691
Net income	1,506	555	329	2,901	3,408
Dividends Declared on Preferred Shares	(463)	(447)	(473)	(468)	(463)
Accretion on Preferred Shares	(40)	(41)	(40)	(40)	(38)
Net Income Applicable to Common Shares	1,003	67	(184)	2,393	2,907
Tax equivalent adjustment (1)	298	287	309	295	257

At Period End
Total assets	$2,058,775	$2,057,523	$2,018,598	$2,023,563	$2,010,662
Earning assets	1,884,650	1,879,725	1,845,134	1,846,689	1,838,397
Loans	1,576,602	1,617,122	1,623,627	1,610,460	1,585,897
Allowance for loan losses	38,980	36,547	31,248	25,840	25,694
Deposits	1,599,584	1,580,226	1,543,085	1,553,144	1,540,235
Stockholders’ equity	235,655	234,086	234,529	232,683	230,608
Stockholders’ equity / assets	11.45%	11.38%	11.62%	11.50%	11.47%
Goodwill	56,585	56,585	56,585	56,585	56,585

Average Balances
Total assets	$2,048,506	$2,058,219	$2,029,970	$2,027,760	$1,984,985
Earning assets	1,831,867	1,852,401	1,826,400	1,828,272	1,782,019
Deposits and interest-bearing liabilities	1,798,408	1,805,090	1,778,223	1,778,848	1,736,933
Loans	1,560,405	1,600,265	1,613,529	1,592,513	1,596,592
Deposits	1,576,140	1,572,399	1,550,369	1,552,533	1,514,059
Stockholders’ equity	235,492	235,152	234,241	231,397	230,099
Stockholders’ equity / assets	11.50%	11.43%	11.54%	11.41%	11.59%

Per Common Share Data
Net Income:
Basic	$0.12	$0.01	$(0.02)	$0.29	$0.36
Diluted	0.12	0.01	(0.02)	0.29	0.36
Dividends	—	—	0.04	0.09	0.17
Market Value:
High	$12.33	$18.93	$18.33	$14.25	$8.95
Low	9.20	10.06	12.00	6.10	3.76
Close	10.12	11.29	14.91	13.00	6.08
Book Value	24.45	24.26	24.32	24.10	23.85
Shares outstanding, end of period (in thousands)	8,117	8,118	8,118	8,118	8,117

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.85%	3.82%	3.88%	3.61%	3.71%
Return on average assets	0.30%	0.11%	0.06%	0.57%	0.70%
Return on average equity	2.59%	0.94%	0.56%	5.03%	6.02%
Efficiency ratio (2)	61.26%	58.93%	60.90%	63.06%	63.09%
Effective tax rate	29.30%	-1750.00%	-12.67%	34.66%	33.16%
Common dividend payout ratio (basic)	0.00%	0.00%	-200.00%	29.31%	47.22%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net and asset sales gains, net.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2010	4th Qtr 2009	3rd Qtr 2009	2nd Qtr 2009	1st Qtr 2009
Loan Portfolio Composition
One to four family residential real estate	$222,099	$227,592	$233,958	$238,000	$241,119
Construction	46,369	48,626	53,605	44,670	50,534
Commercial real estate	797,448	806,889	802,434	768,636	764,841
Commercial	352,923	379,408	371,881	382,434	350,070
Consumer finance	31,719	34,105	36,416	38,074	38,676
Home equity and improvement	144,826	147,977	150,379	151,213	156,668

Total loans	1,595,384	1,644,597	1,648,673	1,623,027	1,601,908
Less:
Loans in process	17,794	26,494	23,957	11,602	14,954
Deferred loan origination fees	988	981	1,089	965	1,057
Allowance for loan loss	38,980	36,547	31,248	25,840	25,694

Net Loans	$1,537,622	$1,580,575	$1,592,379	$1,584,620	$1,560,203

Allowance for loan loss activity
Beginning allowance	36,547	$31,248	$25,840	$25,694	$24,592
Provision for loan losses	6,889	8,470	8,051	3,965	2,746
Credit loss charge-offs:
One to four family residential real estate	326	884	744	505	148
Commercial real estate	3,191	1,912	1,152	2,066	669
Commercial	735	354	658	950	702
Consumer finance	25	75	39	83	123
Home equity and improvement	399	134	196	301	130

Total charge-offs	4,676	3,359	2,789	3,905	1,772
Total recoveries	220	188	146	86	128

Net charge-offs (recoveries)	4,456	3,171	2,643	3,819	1,644

Ending allowance	$38,980	$36,547	$31,248	$25,840	$25,694

Credit Quality
Non-accrual loans	$33,567	$41,191	$35,490	$35,528	$29,473
Restructured loans, accruing	7,023	6,715	4,574	4,845	7,199

Total non-performing loans (1)	40,590	47,906	40,064	40,373	36,672
Real estate owned (REO)	12,768	13,527	9,352	8,567	7,839

Total non-performing assets (2)	$53,358	$61,433	$49,416	$48,940	$44,511

Net charge-offs	4,456	3,171	2,643	3,819	1,644

Allowance for loan losses / loans	2.47%	2.26%	1.92%	1.60%	1.62%
Allowance for loan losses / non-performing assets	73.05%	59.49%	63.23%	52.80%	57.73%
Allowance for loan losses / non-performing loans	96.03%	76.29%	78.00%	64.00%	70.06%
Non-performing assets / loans plus REO	3.36%	3.77%	3.03%	3.02%	2.79%
Non-performing assets / total assets	2.59%	2.99%	2.45%	2.42%	2.21%
Net charge-offs / average loans (annualized)	1.14%	0.79%	0.66%	0.96%	0.41%

Deposit Balances
Non-interest-bearing demand deposits	$187,231	$189,132	$174,145	$180,035	$163,855
Interest-bearing demand deposits and money market	525,311	499,575	477,566	456,177	413,104
Savings deposits	138,364	130,156	132,333	135,821	132,590
Retail time deposits less than $100,000	539,313	550,172	544,957	568,595	608,811
Retail time deposits greater than $100,000	161,071	163,838	166,787	165,401	171,588
National/Brokered time deposits	48,294	47,353	47,297	47,115	50,287

Total deposits	$1,599,584	$1,580,226	$1,543,085	$1,553,144	$1,540,235

(1)	Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans	Troubled Debt Restructuring

March 31, 2010
One to four family residential real estate	$222,099	$207,733	$4,749	$6,572	$3,045
Construction	46,369	46,129	65	175	—
Commercial real estate	797,448	768,334	6,962	18,241	3,911
Commercial	352,923	338,513	6,866	7,498	46
Consumer finance	31,719	31,490	170	59	—
Home equity and improvement	144,826	142,598	1,185	1,022	21

Total loans	$1,595,384	$1,534,797	$19,997	$33,567	$7,023

December 31, 2009
One to four family residential real estate	$227,592	$215,211	$4,331	$5,349	$2,701
Construction	48,626	47,951	—	675	—
Commercial real estate	806,889	775,603	3,280	24,042	3,964
Commercial	379,408	367,592	1,151	10,615	50
Consumer finance	34,105	33,669	377	59	—
Home equity and improvement	147,977	145,481	2,045	451	—

Total loans	$1,644,597	$1,585,507	$11,184	$41,191	$6,715

September 30, 2009
One to four family residential real estate	$233,958	$221,077	$4,637	$5,839	$2,405
Construction	53,605	53,340	71	194	—
Commercial real estate	802,434	765,469	11,570	23,279	2,116
Commercial	371,881	363,739	2,525	5,564	53
Consumer finance	36,416	35,913	454	49	—
Home equity and improvement	150,379	147,031	2,783	565	—

Total loans	$1,648,673	$1,586,569	$22,040	$35,490	$4,574

March 31, 2009
One to four family residential real estate	$241,119	$229,418	$4,201	$6,167	$1,333
Construction	50,534	50,112	297	125	—
Commercial real estate	764,841	728,777	13,140	18,450	4,474
Commercial	350,070	341,582	3,111	4,008	1,369
Consumer finance	38,676	38,318	301	57	—
Home equity and improvement	156,668	153,183	2,796	666	23

Total loans	$1,601,908	$1,548,589	$23,846	$29,473	$7,199